Exhibit 23.8

CONSENT OF Economist Intelligence Unit

July 7, 2006

To Whom It May Concern:

As a provider of country and global data, we hereby consent to the use of the data contained in this Registration Statement (Registration No. 333-134669) on Form S-1, as amended, which references our firm as the source of such data. We must point out that we are not acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ Leo Abruzzese
Leo Abruzzese
Editorial Director, NA